Exhibit 10.1

AMENDMENT TO

THE EMPIRE DISTRICT ELECTRIC COMPANY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Reference is made to The Empire District Electric Company Supplemental Retirement Plan (the “Plan”) originally adopted by The Empire District Electric Company (the “Employer”) effective as of January 1, 1994 and most recently amended and restated effective as of January 1, 2014.

Section 3.1(a) of the Plan is hereby amended, effective as of January 1, 2002, to read in its entirety as follows:

(a)         Benefit Amount. If at any time any benefit otherwise payable under the provisions of the Retirement Plan with respect to a Participant, including any benefit payable to a Participant’s spouse or other beneficiary, shall be reduced by reason of the limitations on maximum benefits imposed under Section 415(b) of the Code and/or the limitation on the amount of compensation that may be considered under Section 401(a) (17) of the Code, the Participant, or the Participant’s spouse or other beneficiary, shall be entitled to receive a benefit under this Plan (an “Accrued Benefit”) equal to the excess, if any, of

(1)                                 The amount of the benefit under the Retirement Plan, calculated without regard to the limitations imposed by Sections 415 and 401(a)(17) of the Code and with any amounts deferred by the Participant under an Employer-sponsored deferred compensation plan treated as compensation for purposes of this determination, over

(2)                                 The amount of the benefit under the Retirement Plan as limited by Sections 401(a)(17) and 415 of the Code.

This amendment shall cease to be effective, if, prior to the date that the merger (the “Merger”) of Liberty Sub Corp. with and into the Employer is consummated, the Board of Directors of the Employer revokes this amendment.

IN WITNESS WHEREOF, the Employer has caused this amendment of the Plan to be executed on its behalf this 14th day of November, 2016, but to be effective as of January 1, 2002.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:	/s/ Bradley Beecher
Name: Bradley Beecher
Title: President and CEO